                                                                   Exhibit 10.11


                                   ESCROW AGREEMENT


         AGREEMENT, dated as of the 19th day of September, 1997 and effective as of the Effective Date, as defined herein, by and among American Stock Transfer & Trust Company, a New York corporation (hereinafter referred to as the "Escrow Agent"), CareFlow | Net, Inc., a Delaware corporation (the "Company"), and the stockholders of the Company who have executed this agreement (hereinafter collectively called the "Stockholders").

         WHEREAS, the Company contemplates a public offering ("Public
Offering") of Units ("Units"), each Unit consisting of one share of its Common Stock, par value $.01 per share (the "Common Stock") and one redeemable Class A Warrant (the "Class A Warrant") and through D.H. Blair Investment Banking Corp. as underwriter or representative of a group of underwriters (the "Underwriter") pursuant to a Registration Statement (the "Registration Statement") on Form SB-2 to be filed with the Securities and Exchange Commission ("SEC"); and

         WHEREAS, the Stockholders have agreed to deposit in escrow an aggregate of 600,000 shares of Common Stock, upon the terms and conditions set forth herein.

         In consideration of the mutual covenants and promises herein contained, the parties hereto agree as follows:

         1. The Stockholders and the Company hereby appoint American Stock Transfer & Trust Company as Escrow Agent and agree that the Stockholders will, prior to the filing of the Registration Statement relating to the Public Offering, deliver to the Escrow Agent to hold in accordance with the provisions hereof, certificates representing an aggregate of 600,000 shares of Common Stock owned of record by the Stockholders in the respective amounts set forth on Exhibit A hereto (the "Escrow Shares"), together with stock powers executed in blank. The Escrow Agent, by its execution and delivery of this Agreement hereby acknowledges receipt of the Escrow Shares and accepts its appointment as Escrow Agent to hold the Escrow Shares in escrow, upon the terms, provisions and conditions hereof.

         2. This Agreement shall become effective upon the date on which the Securities and Exchange Commission declares effective the Registration Statement ("Effective Date") and shall continue in effect until the earlier of
(i) the date specified in paragraph 4(e) hereof or (ii) the distribution by the Escrow Agent of all of the Escrow Shares in accordance with the terms hereof (the "Termination Date"). The period of time from the Effective Date until the Termination Date is referred to herein as the "Escrow Period."

         3. During the Escrow Period, the Escrow Agent shall receive all of the money, securities, rights or property distributed in respect of the Escrow Shares then held in escrow, including any such property distributed as dividends or pursuant to any stock split, merger, recapitalization, dissolution, or total or partial liquidation of the Company, such property to be held and distributed as herein provided and hereinafter referred to collectively as the "Escrow Property."

         4.     (a)     The Escrow Shares are subject to release to the
Stockholders only in the event the conditions set forth herein are met. The Escrow Agent, upon notice to such effect from the Company as provided in paragraph 5 hereof, shall deliver the Escrow Shares, together with stock powers executed in blank, and the Escrow Property deposited in escrow with respect to such Escrow Shares, to the respective Stockholders, if, and only if, one of the following conditions is met:

         (i) the Company's net income before provision for income taxes and exclusive of any extraordinary earnings (all as audited by the Company's independent public accountants) (the "Minimum Pretax Income") amounts to at least $4.75 million for the fiscal year ending December 31, 1998, 1999 or 2000; or



         (ii) the Minimum Pretax Income amounts to at least $6.25 million for the fiscal year ending December 31, 2001; or

         (iii) the Minimum Pretax Income amounts to at least $7.75 million for the fiscal year ending December 31, 2002; or

         (iv) The Closing Price (as defined herein) of the Company's Common Stock shall average in excess of $12.50 per share for any 30 consecutive business days during the period commencing on the Effective Date and ending 18 months from the Effective Date; or

         (v) The Closing Price (as defined herein) of the Company's Common Stock shall average in excess of $16.75 per share for any 30 consecutive business days during the period commencing with the 19th month after the Effective Date and ending 36 months from the Effective Date;

    (b) As used in this Section 4, the term "Closing Price" shall be subject to adjustments in the event of any stock dividend, stock distribution, stock split or other similar event and shall mean:

         (i) If the principal market for the Common Stock is a national securities exchange or the Nasdaq National Market, the closing sales price of the Common Stock as reported by such exchange or market, or on a consolidated tape reflecting transactions on such exchange or market; or

         (ii) if the principal market for the Common Stock is not a national securities exchange or the Nasdaq National Market and the Common Stock is quoted on the Nasdaq SmallCap Market, the closing bid price of the Common Stock as quoted on the Nasdaq SmallCap Market; or

         (iii) if the principal market for the Common Stock is not a national securities exchange or the Nasdaq National Market and the Common Stock is not quoted on the Nasdaq SmallCap Market, the closing bid for the Common Stock as reported by the National Quotation Bureau, Inc. ("NQB") or at least two market makers in the Common Stock if quotations are not available from NQB but are available from market makers.

    (c) The determination of Minimum Pretax Income shall be determined by the Company's independent public accountants in accordance with U.S. generally accepted accounting principles provided that such determination is calculated exclusive of any extraordinary earnings or charges (including any charges incurred by the Company in connection with the release from escrow of the Escrow Shares and any Escrow Property in respect thereof pursuant to the provisions of this paragraph 4).

    (d) The Minimum Pretax Income amount set forth above assume the release of all of the Escrow Shares and the conversion into Common Stock of any outstanding securities which are convertible into Common Stock solely upon surrender of such convertible securities without the payment of any additional consideration, but in the event of any other issuance (such issuance being herein called a "Change of Shares") of additional shares of Common Stock (or securities convertible into or exchangeable for Common Stock without the payment of additional consideration, referred to as "Convertible Securities") after the Effective Date, then each of the Minimum Pretax Income amounts set forth in subparagraph (a) above shall be increased to an amount (the "Adjusted Minimum Pretax Income") calculated in accordance with the formula set forth in subparagraph (ii) below.

         (i) For purposes of the foregoing paragraph, a Change of Shares shall exclude shares of Common Stock sold in the Public Offering or Common Stock or Convertible Securities issued in connection with a stock split or stock dividend or distribution but shall include any shares of Common Stock or Convertible Securities that are issued upon the exercise of the Class A Warrants or any other options or warrants outstanding as of the Effective Date or granted after the Effective Date by the Company.



         (ii) Each Adjusted Minimum Pretax Income amount shall be calculated by multiplying the applicable Minimum Pretax Income amount prior to the Change of Shares by a fraction, the numerator of which shall be the weighted average number of shares of Common Stock outstanding during the fiscal year for which the determination is being made (including the Escrow Shares and any shares of Common Stock issuable upon conversion of any Convertible Securities, but excluding treasury stock), and the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding on the Effective Date (including the Escrow Shares and any shares of Common Stock issuable upon conversion of Convertible Securities outstanding immediately prior to the Effective Date) plus (y) the number of shares of Common Stock sold by the Company pursuant to the Prospectus included in the Registration Statement, after adjustment for any stock dividends, stock splits or similar events: provided, however, with respect to any shares of Common Stock issued upon exercise of Class A Warrants, so long as any portion of the net proceeds received by the Company upon such exercise is not spent by the Company but rather placed in a bank or other cash equivalent then the adjustment to the Minimum Pretax Income amount se forth above with respect to that number of Warrants which generated such unspent net proceeds shall be equal to 8% per annum multiplied by such unspent net proceeds. The Adjusted Minimum Pretax Income amounts shall be calculated successively whenever such a Change of Shares occurs.



    (e) After each adjustment of the Minimum Pretax Income amounts pursuant to this Section 4, the Company will promptly prepare a certificate signed by the Chairman or President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Company setting forth: (i) the Minimum Pretax Income amounts as so adjusted, and (ii) a statement showing in detail the calculation of the adjustment in the Minimum Pretax Income amounts and the facts upon which such adjustment is based. The Company will promptly file such certificate with the Escrow Agent and furnish a copy thereof to be sent no later than thirty (30) days after the adjustment by ordinary first class mail to the Underwriter and to the Stockholders at their respective addresses set forth on Exhibit A hereto. The Company will, upon the written request at any time of the Underwriter, furnish to the Underwriter a report by Richard A. Eisner & Company LLP, or other independent public accountants of recognized national standing (which may be the regular auditors of the Company) selected by the Company to verify such computation and setting forth such adjustment and showing in detail the method of calculation and the facts upon which such adjustment is based. The Company will also keep copies of all such certificates and reports at its principal office.

    (f) If the Escrow Agent has not received the notice provided for in Paragraph 5 hereof and delivered all of the Escrow Shares and related Escrow Property in accordance with the provisions of this Paragraph 4 on or prior to December 31, 2002, the Escrow Agent shall deliver the certificates representing all the Escrow Shares, together with stock powers executed in blank, and any related Escrow Property to the Company to be placed in the Company's treasury for cancellation thereof as a contribution to capital. After such date, the Stockholders shall have no further rights as a stockholder of the Company with respect to any of the cancelled Escrow Shares.

         5. Upon the occurrence or satisfaction of any of the events or conditions specified in Paragraph 4 hereof, the Company shall promptly give appropriate notice to the Escrow Agent, the Underwriter (and if the transfer agent of the Company's Common Stock is different from the Escrow Agent, such transfer agent) and present such documentation as is reasonably required by the Escrow Agent to evidence the satisfaction of such conditions.

         6. It is understood and agreed by the parties to this Agreement as follows:

                (a) The Escrow Agent is not and shall not be deemed to be a trustee for any party for any purpose and is merely acting as a depository and in a ministerial capacity hereunder with the limited duties herein prescribed.

                (b) The Escrow Agent does not have and shall not be deemed to have any responsibility in respect of any instruction, certificate or notice delivered to it or of the Escrow Shares or any related Escrow Property other than faithfully to carry out the obligations undertaken in this Agreement and to follow the directions in such instruction or notice provided in accordance with the terms hereof.

                (c) The Escrow Agent is not and shall not be deemed to be liable for any action taken or omitted by it in good faith and may rely upon, and act in accordance with, the advice of its counsel without liability on its part for any action taken or omitted in accordance with such advice. In any event, its liability hereunder shall be limited to liability for gross negligence, willful misconduct or bad faith on its part.

                (d) The Escrow Agent may conclusively rely upon and act in accordance with any certificate, instruction, notice, letter, telegram, cablegram or other written instrument believed by it to be genuine and to have been signed by the proper party or parties.

                (e) The Company agrees (i) to pay the Escrow Agent's reasonable fees and to reimburse it for its reasonable expenses including attorney's fees incurred in connection with duties hereunder and (ii) to save harmless, indemnify and defend the Escrow Agent for, from and against any loss, damage, liability, judgment, cost and expense whatsoever, including counsel fees, suffered or incurred by it by reason of, or on account of, any misrepresentation made to it or its status or activities as Escrow Agent under this Agreement except for any loss, damage, liability, judgment, cost or expense resulting from gross negligence, willful misconduct or bad faith on the part of the Escrow Agent. The obligation of the Escrow Agent to deliver the Escrow Shares to either the Stockholders or the Company shall be subject to the prior satisfaction upon demand from the Escrow Agent, of the Company's obligations to so save harmless, indemnify and defend the Escrow Agent and to reimburse the Escrow Agent or otherwise pay its fees and expenses hereunder.

                (f) The Escrow Agent shall not be required to defend any legal proceeding which may be instituted against it in respect of the subject matter of this Agreement unless requested to do so by the Stockholders and indemnified to the Escrow Agent's satisfaction against the cost and expense of such defense by the party requesting such defense. If any such legal proceeding is instituted against it, the Escrow Agent agrees promptly to given notice of such proceeding to the Stockholders and the Company. The Escrow Agent shall not be required to institute legal proceedings of any kind.

                (g) The Escrow Agent shall not, by act, delay, omission or otherwise, be deemed to have waived any right or remedy it may have either under this Agreement or generally, unless such waiver be in writing, and no waiver shall be valid unless it is in writing, signed by the Escrow Agent, and only to the extent expressly therein set forth. A waiver by the Escrow Agent under the term of this Agreement shall not be construed as a bar to, or waiver of, the same or any other such right or remedy which it would otherwise have on any other occasion.

                (h) The Escrow Agent may resign as such hereunder by giving 30 days written notice thereof to the Stockholders and the Company. Within 20 days after receipt of such notice, the Stockholders and the Company shall furnish to the Escrow Agent written instructions for the release of the Escrow Shares and any related Escrow Property (if such shares and property, if any, have not yet been released pursuant to Paragraph 4 hereof) to a substitute Escrow Agent which (whether designated by written instructions from the Stockholders and the

Company jointly or in the absence thereof by instructions from a court of competent jurisdiction to the Escrow Agent) shall be a bank or trust company organized and doing business under the laws of the United States or any state thereof. Such substitute Escrow Agent shall thereafter hold any Escrow Shares and any related Escrow Property received by it pursuant to the terms of this Agreement and otherwise act hereunder as if it were the Escrow Agent originally named herein. The Escrow Agent's duties and responsibilities hereunder shall terminate upon the release of all shares then held in escrow according to such written instruction or upon such delivery as herein provided. This Agreement shall not otherwise be assignable by the Escrow Agent without the prior written consent of the Company.

         7. The Stockholders shall have the sole power to vote the Escrow Shares and any securities deposited in escrow under this Agreement while they are being held pursuant to this Agreement.

         8.     (a)     Each of the Stockholders agrees that during the term of
this Agreement he will not sell, transfer, hypothecate, negotiate, pledge, assign, encumber or otherwise dispose of any or all of the Escrow Shares set forth opposite his name on Exhibit A hereto, unless and until the Company shall have given the notice as provided in Paragraph 5. This restriction shall not be applicable to transfers upon death, by operation of law, to family members of the Stockholders or to any trust for the benefit of the Stockholders, provided that such transferees agree to be bound by the provisions of this Agreement.

                (b) The Stockholders will take any action necessary or appropriate, including the execution of any further documents or agreements, in order to effectuate the transfer of the Escrow Shares to the Company if required pursuant to the provisions of this Agreement.

         9. Each of the certificates representing the Escrow Shares will bear legends to the following effect, as well as any other legends required by applicable law:

         (a) "The sale, transfer, hypothecation, negotiation, pledge, assignment, encumbrance or other disposition of the shares evidenced by this certificate are restricted by and are subject to all of the terms, conditions and provisions of a certain Escrow Agreement entered into among D. H. Blair Investment Banking Corp., CareFlow | Net, Inc. (the "Company") and its Stockholders, dated as of September 19, 1997, a copy of which may be obtained from the Company.
                No transfer, sale or other disposition of these shares may be made unless specific conditions of such agreement are satisfied.



         (b) "The shares evidenced by this certificate have not been registered under the Securities Act of 1933. No transfer, sale or other disposition of these shares may be made unless a registration statement with respect to these shares has become effective under said act, or the Company is furnished with an opinion of counsel satisfactory in form and substance to it that such registration is not required."



         Upon execution of this Agreement, the Company shall direct the transfer agent for the Company to place stop transfer orders with respect to the Escrow Shares and to maintain such orders in effect until the transfer agent and the Underwriter shall have received written notice from the Company as provided in Paragraph 5.

         10. Each notice, instruction or other certificate required or permitted by the terms hereof shall be in writing and shall be communicated by personal delivery, fax or registered or certified mail, return receipt requested, to the parties hereto at the addresses set forth below, or at such other address as any of them may designate by notice to each of the others:

         (i)    If to the Company, to:
                CareFlow | Net, Inc.
                235 High Street - Suite 225
                Morgantown, West Virginia 26505

         (ii) If to the Stockholders to their respective addresses as set forth on Exhibit A hereto.

         (iii)  If to the Escrow Agent, to:
                American Stock Transfer & Trust Company
                40 Wall Street
                New York, New York 10005

         (iv)   If to the Underwriter, to:
                D.H. Blair Investment Banking Corp.
                44 Wall Street
                New York, New York 10005
                Att:  Martin A.  Bell, Esq.
                Fax:  212-514-7837

All notices, instructions or certificates given hereunder to the Escrow Agent shall be effective upon receipt by the Escrow Agent. All notices given hereunder by the Escrow Agent shall be effective and deemed received upon personal delivery or transmission by fax or, if mailed, five (5) calendar days after mailing by the Escrow Agent.

         A copy of all communications sent to the Company, the Stockholders or the Escrow Agent shall be sent by ordinary mail to Bachner, Tally, Polevoy &
Misher LLP, 380 Madison Avenue, New York, NY 10017, Attention:   Sheldon E.
Misher, Esq.   A copy of all communications sent to the Underwriter shall be sent by ordinary mail to Paul, Hastings, Janofsky & Walker LLP, 399 Park Avenue, New York, New York 10022 Attention: Barry A. Brooks, Esq.

         11. Except as set forth in paragraph 12 hereof, this Agreement may not be modified, altered or amended in any material respect or cancelled or terminated except with the prior consent of the holders of all of the outstanding shares of Common Stock of the Company.

         12. In the event that (i) the Registration Statement is not declared effective by the SEC within one year from the date of the filing of the Registration Statement with the SEC or (ii) the Public Offering is not consummated within twenty-five (25) days of the Effective Date of the Registration Statement, this Agreement shall terminate and be of no further force and effect and the Escrow Agent, upon written notice from both the Company and the Underwriter in accordance with paragraph 10 hereof of such termination, will return the Escrow Shares and any Escrow Property in respect thereof to the Stockholders.

         13. This Agreement shall be governed by and construed in accordance with the laws of New York and shall be binding upon and inure to the benefit of all parties hereto and their respective successors in interest and assigns.

         14. This Agreement may be executed in several counterparts, which taken together shall constitute a single instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers on the day and year first above written.

CAREFLOW | NET, INC.


By:
    ------------------------------


AMERICAN STOCK TRANSFER
 & TRUST COMPANY

By:
    ------------------------------

                  CAREFLOW | NET, INC. STOCKHOLDER ESCROW AGREEMENT

                              Stockholder Signature Page

STOCKHOLDERS:


-----------------------------------         -----------------------------------
Shampa Reddy                                K. Joseph Cleetus


-----------------------------------         -----------------------------------
Scott Friedman                              Vasudevan Jagannathan


-----------------------------------         -----------------------------------
Srinivas Kankanahalli                       Robert Shank


-----------------------------------         -----------------------------------
Steve Shattls                               Peter Spitzer


CyberMarch, Inc.

By:
    -------------------------------         -----------------------------------
Title:                                      Raghu Karinthi


-----------------------------------         -----------------------------------
Tad Davis                                   Ravi S. Roman


-----------------------------------         -----------------------------------
George Almasi                               J. Calvin Kaylor


                                            -----------------------------------
                                            Georgina N. Kaylor

                                      EXHIBIT A

                                  STOCKHOLDERS' LIST


 Name and Address                        Stock
Of Stockholder (1)                   Certificate No.    Number of Escrow Shares
------------------                   ---------------    -----------------------

George Almasi
406 W. Washington Street #11                                     5,000
Champaign, IL 61820

K. Joseph Cleetus                                               50,000
895 Tremont Street
Morgantown, West Virginia 26505

CyberMarche, Inc.                                               25,000
235 High Street #412
Morgantown, West Virginia  26505

Tad Davis                                                      10,000
63 West Jefferson Street
Westover, West Virginia  26505

Scott Friedman, M.D.                                            50,000
235 High Street #412
Morgantown, West Virginia  26505

V. Jagannathan                                                  50,000
235 High Street #412
Morgantown, West Virginia  26505

Srinivas Kankanahalli                                           50,000
3129 Sylvan Circle
Morgantown, West Virginia  26505

Raghu Karinthi                                                  25,000
825 East Evelyn Avenue - Apt. 441
Sunnyvale, California  94086

J. Calvin & Georgina N. Kaylor                                 75,000*
(JTROS)
15215 Edwards Ferry Road
Poolesville, Maryland  20837

Ravi S. Raman                                                   10,000
1333 Perry Avenue
Morgantown, West Virginia  26505

Shampa Reddy                                                   100,000
235 High Street #412
Morgantown, West Virginia  26505

Peter Spitzer                                                   50,000
11718 Barrington Court #504
Los Angeles, California  90049

Robert Shank                                                    50,000
235 High Street #412
Morgantown, West Virginia  26505

Steve Shattls                                                   50,000
19 East Congressional Way
Huntington, West Virginia  25905

*Issuable subject to vesting provisions set forth in the Employment Agreement between J. Calvin Kaylor and the Company dated October 31, 1996